                                                                   Exhibit 10.90

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                            200.83 AND 240.24b-2


                             COLLABORATION AGREEMENT

                                      Effective: July 9, 2001 ("Effective Date")

        EPIMMUNE INC., having a principal place of business at 5820 Nancy Ridge Drive, San Diego, CA 92121 ("EPMN"), and GENENCOR INTERNATIONAL, INC., having a principal place of business at 925 Page Mill Road, Palo Alto, CA 94304-1013 ("GCOR") (collectively referred to herein as the "Parties") agree as follows:

        WHEREAS, the Parties have entered into that certain License Agreement of even date herewith (the "License Agreement") and that certain Securities Purchase Agreement of even date herewith; and

        WHEREAS, the Parties have entered into that certain Interim Research Agreement effective April 2, 2001 (the "Interim Research Agreement"), and in connection with the License Agreement the Parties wish to extend the research and development as initiated in said Interim Research Agreement on the terms and conditions set forth herein;

        NOW THEREFORE, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 "Biological Material" shall mean materials such as epitopes, constructs, expression systems, vectors, DNA or protein, polypeptides, cells, strains, mice and the like.

1.2 "Invention" shall mean any invention or discovery, patentable or otherwise, which arises out of the Program, and which is first conceived and/or reduced to practice during the Collaboration Term.

1.3 "Program" shall mean the research and development activities relating to the development of Licensed Products conducted by EPMN and GCOR under this Agreement during the Collaboration Term. The Program will be conducted pursuant to the Work Plan.

1.4 "Project" shall mean the specific projects for each Virus within the overall Program.

1.5 "Project Leader" shall mean the person appointed by EPMN ("EPMN Project Leader") and GCOR ("GCOR Project Leader") and approved by the Steering Committee to lead the technical efforts for a specified Project.

1.6  "Steering Committee" shall have the meaning set forth in Section 3.1.


                                       1.

1.7 "Work Plan" shall mean the detailed plan relating to the conduct of the Program developed and agreed to in writing by the Parties, as may be amended by written agreement of the Parties. The Work Plan will include such detail as the objectives of the Program, the research and development plan, staffing, timelines, deliverables of the Program and the like. The Work Plan is set forth on Exhibit A attached hereto and incorporated herein.

All other capitalized terms shall have the meaning set forth in the License Agreement.

                                   ARTICLE II

                     RESEARCH AND DEVELOPMENT COLLABORATION

2.1 Scope of the Collaboration. The Parties hereby undertake to jointly carry out the Program in accordance with the Work Plan attached as Exhibit A hereto with the purpose of developing Licensed Products for use and sale within the Licensed Field. The Parties from time to time as recommended by the Steering Committee may adjust the Work Plan by mutual written agreement.

2.2 Interim Research Agreement. Upon the Effective Date of this Agreement, the Interim Research Agreement shall terminate and the Interim Project (as defined in the Interim Research Agreement) will be incorporated into the Program as reflected in the Work Plan.

2.3 Performance. Payment of the funding by GCOR in accordance with Sections 4.1 and 4.2 shall be a condition to EPMN's obligation to perform the work set out in the Work Plan, and shall be a basis for termination of this Agreement by EPMN under Section 8.2 if such payments are not timely made. Adequate and appropriate staffing by EPMN in accordance with Section 4.3 shall be a condition to GCOR's obligation to make payments pursuant to
     Section 4.2, and shall be a basis for termination of the Agreement by GCOR under Section 8.2 if such staffing is not adequately provided. Performance of the work to be conducted by EPMN in accordance with Section 2.4 and timely delivery of the deliverables set forth for EPMN in the Work Plan and
     Section 2.5 hereof, shall be a condition to GCOR's obligation to make payments pursuant to Section 4.2, and shall be a basis for termination of this Agreement by GCOR under Section 8.2.

2.4 Performance Obligations. The Collaboration shall be conducted at and/or coordinated from the facilities of each Party under the direction and supervision of the Steering Committee. Each Party shall use commercially reasonable efforts to diligently carry out and perform its tasks and duties under the Program within the time periods set out in the Work Plan. As used herein "commercially reasonable efforts" means, unless the Parties agree otherwise, those efforts consistent with the exercise of prudent scientific, clinical and business judgment, as applied to other products of similar scientific and commercial potential. Each Party shall be responsible for the administrative management and, subject to the funding


                                       2.

     obligations of GCOR under Section 4.1, fiscal control and all other expenses incurred by it for tasks and duties assigned to it in the Program. Prior to any extraordinary expense to be incurred by EPMN, the Steering Committee shall review the nature and necessity of such extraordinary expense and may make a recommendation to GCOR for its payment of such extraordinary expense.

2.5 Deliverables. EPMN will use commercially reasonable efforts to deliver to GCOR the deliverables to be provided to GCOR in accordance with the Work Plan. GCOR will use commercially reasonable efforts to deliver to EPMN the deliverables to be provided to EPMN in accordance with the Work Plan

2.6 Interim Reports. The Project Leaders and such members of the Project teams as deemed appropriate shall have teleconference calls at least once every two weeks. The EPMN Project Leader will provide a bi-monthly report of progress towards goals of the applicable Project to the GCOR Project Leader, with a copy to the Steering Committee, due promptly after the end of the relevant two-month reporting period. Periodically and at least quarterly, the Project Leaders shall report progress on their Project to the Steering Committee.

2.7 Final Report. Promptly after the expiration or termination of the Collaboration Term, EPMN will provide GCOR a final written report detailing all information, data and results arising from the Program (the "Final Report"). GCOR shall own the Final Report and notwithstanding Article VII hereof shall have the right to use and disclose the contents of the Final Report for any purpose.

2.8 Disclaimer. NEITHER PARTY GUARANTEES THE OUTCOME OF ANY WORK PERFORMED PURSUANT TO THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE LICENSE AGREEMENT AND THE SECURITIES PURCHASE AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE III
                               STEERING COMMITTEE

3.1 Membership. A committee (the "Steering Committee") consisting of three (3) members appointed by EPMN and three (3) members appointed by GCOR shall be established in order to monitor and coordinate the joint collaboration efforts under this Agreement including the Program. The Steering Committee members of a Party shall collectively have one (1) vote total on any matter within the scope of the Program coming before the Steering Committee. The Steering Committee may invite additional non-voting representatives from both Parties to participate in meetings as deemed necessary and appropriate.


                                       3.

3.2 Responsibilities. The Steering Committee shall have general responsibility, subject to the provisions of Section 3.4 below, for directing the research and development efforts under the Program and for monitoring the work done under the Program. The Steering Committee shall in good faith discuss matters related, but not limited, to:

                -   Goals of the Collaboration;

                - Setting of priorities and time frames for the performance of certain activities and deliverables outlined in the Work Plan;

                - Possible changes to, expansion of or abandonment of the Work Plan;

                -   Possible conflicts of interest;

                - Inclusion of any third parties or any intellectual property rights or know-how belonging to third parties in a Project;

                - Review any proposed extraordinary expenses by EPMN relating to or necessitated by its performance under the Work Plan and make a recommendation to GCOR regarding payment of such extraordinary expenses;

                -   Determine achievement of R&D-based milestones;

                - Personnel requirements for each goal or Project within the Program; and

                - Funding requirements for each goal or Project within the Program subject to the funding obligations set forth in this Agreement.

3.3 Meetings. The Steering Committee shall hold meetings at such times and places as shall be determined by a majority of the entire membership of the Steering Committee, provided that in no event shall such meetings be held less frequently than once every quarter. Such meetings may be held in person or by telephone conference, provided that any decision made during a telephone conference is evidenced by a confirmed writing signed by one or more of the members of the Steering Committee from each Party. The Steering Committee shall keep minutes of each of its meeting, which shall include a description of all actions approved and any action items to be addressed.

3.4 Votes. Actions to be taken by the Steering Committee pursuant to the terms of this Agreement shall only be taken following the unanimous vote of the Steering Committee. The Steering Committee shall attempt to have all decisions approved by all members of the Steering Committee. If the Steering Committee is unable to reach a unanimous decision, such matters shall be referred to the management of each Party for consideration and action. While the Steering Committee may take actions to coordinate the efforts taken by each Party under the Program and to make recommendations concerning the matters set forth in Section 3.2, the Steering Committee shall not have any authority to enter into any contract or to amend the terms and condition of this Agreement or the License Agreement or incur any liability on behalf of either Party but shall be required to refer any such matters to, and obtain authorization from, the respective management of each Party.


                                       4.

     Notwithstanding the creation of the Steering Committee, each Party shall retain the rights, powers and discretion granted to it under this Agreement and such Steering Committee shall not be delegated with any such rights, powers or discretion unless the Parties expressly agree in writing.

3.5 Expenses. Each Party shall bear all expenses of its representatives related to the Steering Committee and the attendance at any meetings of the Steering Committee.

                                   ARTICLE IV
                                     FUNDING

4.1 Funding. Subject to the terms and conditions set forth herein, during the Collaboration Term GCOR shall fund annually up to [...***...] EPMN full time equivalents (FTE) at [...***...] for the work performed under the Work Plan. This payment is based on the [...***...] expended by EPMN in support of the Program.

4.2 R&D Expense Payments. GCOR agrees to make [...***...] to EPMN within [...***...] of the date GCOR receives the last of EPMN's [...***...] expended on behalf of the Program during the previous [...***...]. Promptly (and in any event within [...***...]), after the Effective Date hereof and receipt of EPMN's [...***...] expended on the Interim Research Project, GCOR will pay EPMN the balance due for the work performed on the Interim Research Project.

4.3 Staffing. Staffing levels will be mutually agreed to by the Parties in writing through the operation of the Steering Committee and based on the needs of the Program. The overall levels of personnel allocated to the Program will be reviewed and adjusted quarterly by the Steering Committee to reflect the needs of the Program. There will be a designated Project Leader from each Party for each Project within the Program. The EPMN Project Leader for each Project may not be changed without the prior consent of GCOR, which will not unreasonably be withheld. The Steering Committee will review quarterly the EPMN personnel working on the Program.

4.4  GCOR Costs. GCOR will pay [...***...] for work on the Program, [...***...].

4.5 Late Payments. In the event that any payment due hereunder is not made when due, the payment shall accrue interest from the date due at the rate of [...***...]; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit a Party from exercising any other rights it may have as a consequence of the lateness of any payment.


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       5.

                                    ARTICLE V
                              R&D-BASED MILESTONES

5.1 R&D-Based Milestones. Upon determination by the Steering Committee, based on its review of the scientific data and results of the Program, that a particular milestone was achieved, GCOR will make certain non-refundable, lump sum payments to EPMN ("R&D Milestone Payments"). The technical criteria, timelines or other factors affecting payment and the relevant payment amounts are provided in Table I.

5.2 Timing of Payment. Promptly, and no later than [...***...] after the Steering Committee determines that a milestone has been met, GCOR shall pay EPMN the applicable R&D Milestone Payment.

                                     TABLE I

Technical Target for        Time of achievement         Amount of Milestone
each Project                of Target                   Payment to EPMN
--------------------        -------------------         -------------------
HBV Project
EpiGene II HBV              [...***...]                 [...***...]
validated for
immunogenicity
--------------------        -------------------         -------------------
HPV Project
EpiGene CTL                 [...***...]                 [...***...]
Cassette for HPV
16/18/45/31/33/58/52
--------------------        -------------------         -------------------
HCV Project
EpiGene CTL                 [...***...]                 [...***...]
Cassette of HCV
conserved
sequences validated
for immunogenicity
--------------------        -------------------         -------------------

* "Work Plan Date" shall mean the date for achievement of the applicable milestone as set forth in the Work Plan as of the Effective Date.

                                   ARTICLE VI
                 OWNERSHIP OF RESULTS AND INTELLECTUAL PROPERTY

6.1 EPMN Technology. EPMN Technology shall continue to be owned or Controlled by EPMN, subject to the licenses granted to GCOR pursuant to the License Agreement.


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       6.

6.2 Inventions and Patent Rights. The inventing Party shall own Inventions and Patent Rights relating thereto. Subject to the licenses granted to GCOR and EPMN pursuant to the License Agreement, EPMN shall own all Sole Collaboration Patent Rights and EPMN and GCOR shall jointly own all Joint Collaboration Patent Rights. Inventorship shall be determined in accordance with US Patent Law. Any disputes regarding inventorship shall be brought to the Steering Committee, who acting on advice of counsel will try to resolve such disputes in a manner consistent with maintaining the validity of the Patent Right. Each Party shall promptly notify the other Party of any Inventions made pursuant to this Agreement, such notice to include a copy of an invention report or disclosure form.

6.3 Preparation and Prosecution of Sole Collaboration Patent Rights. After notice to GCOR, EPMN shall be entitled to apply for patent protection in its own name and at its own expense for any Sole Collaboration Patent Rights. EPMN shall routinely and at least [...***...] provide GCOR (through the Steering Committee) with information on the status of said Sole Collaboration Patent Rights including reports on the filing, prosecution and issuance of such. EPMN will provide GCOR an opportunity to discuss and will consider in good faith GCOR's suggestions regarding major prosecution events with respect to the Sole Collaboration Patent Rights. Such major prosecution events shall include substantive amendments to claims, response to final rejections and notices of allowance, filing decisions in the US as well as foreign patent offices, oppositions, revocations, re-examination or other substantive prosecution matters with respect to the Sole Collaboration Patent Rights. In the event that EPMN desires to abandon any patent application or patent included within the Sole Collaboration Patent Rights, EPMN shall provide reasonable prior written notice to GCOR of such intention to abandon, and at GCOR's request assign or otherwise transfer to GCOR all of EPMN's right, title and interest in and to the Sole Collaboration Patent Rights designated in such notice and shall execute all documents necessary to effect such assignment or transfer.

6.4 Preparation and Prosecution of Joint Collaboration Patent Rights. EPMN and GCOR shall jointly agree to apply for patent protection in their joint names for any Joint Collaboration Patent Rights. In the event the Parties agree to file Joint Collaboration Patent Rights, the Parties will agree which Party is in a better position to prepare, file and prosecute such Patent Rights. In absence of an agreement, an independent attorney, mutually agreeable to the Parties, will file Joint Collaboration Patent Rights. GCOR will bear the external expense for preparing, filing and prosecuting the Joint Collaboration Patent Rights. In the event that one Party desires to abandon any patent application or patent included within the Joint Collaboration Patent Rights (including any election by GCOR to discontinue payment of expenses with respect to any patent application or patent included within the Joint Collaboration Patent Rights), such Party shall provide reasonable prior written notice to the other Party of such intention to abandon, and at the request of the other Party, assign or otherwise transfer to such other Party all of such Party's right, title and interest in and to the Joint Collaboration Patent Rights


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       7.

     designated in such notice and shall execute all documents necessary to effect such assignment or transfer.

6.5 Patent Enforcement. In the event of third party infringement of Collaboration Patent Rights, the Parties shall comply with the terms of
     Section 8.2 in the License Agreement.

                                   ARTICLE VII
                                 CONFIDENTIALITY

7.1 Confidentiality. Sections 11.1 and 11.2 of the License Agreement shall control the disclosure of any Confidential Information made by either Party hereunder.

7.2 Biological Material. Any Biological Material made available to a party ("Receiving Party") by the other party ("Delivering Party") is made available for research purposes within the Program only and shall not be used for any other purpose without the prior written consent of the Delivering Party. Biological Material provided hereunder will not be used for experiments in which human beings are subjected to the Biological Material, nor for research purposes other than the Program, for third parties, nor will Biological Material be transferred to any party outside the Receiving Party without the prior written consent of the Delivering Party. The Receiving Party obtains no rights or license in the transferred Biological Material nor may the Receiving Party file any patent applications claiming such Biological Material without the Delivering Party's prior consent. The Receiving Party will handle such Biological Material in compliance with all laws, regulations and guidelines applicable to the Biological Material and its use. The Biological Material is experimental in nature, and is provided AS IS without any warranties with respect to performance or fitness for particular purpose, or to completeness and accuracy of information accompanying the Biological Material. The Receiving Party acknowledges that the Biological Material is provided AS IS and without any representation or warranty, express or implied unless otherwise agreed by the Parties.

                                  ARTICLE VIII
                              TERM AND TERMINATION

8.1 Term. This Agreement, unless terminated sooner as provided elsewhere herein, shall expire on September 1, 2003, which term can be extended by mutual agreement of the Parties.

8.2 Termination Due to Material Breach. If a Party to this Agreement commits a material breach of any provision of this Agreement (including but not limited to Articles II, IV, VI and VII) and fails to remedy such breach within [...***...] with respect to the breach of any payment obligation) after written notice thereof from the other Party stating the intent to terminate, the Party not in default may, at its option, terminate this Agreement by giving written notice to the Party in default.


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       8.

8.3 Termination Due to Termination of the License Agreement. If a Party to this Agreement terminates the License Agreement as a result of the other Party's commission of a material breach thereof and failure to cure same within the applicable terms of the License Agreement, the Party so terminating the License Agreement shall be permitted to terminate this Agreement.

8.4 Effect of Termination by GCOR. In the event of termination by GCOR pursuant to Sections 8.2 or 8.3, GCOR shall pay to EPMN all payments for [...***...] actually expended by EPMN as of the effective date of termination but shall have no further obligation to make payment for work that was not performed as of the effective date of termination. GCOR may at its discretion and cost, ask EPMN to continue to work on the Program for no more than [...***...] in order to wind down all research and development efforts. Upon such termination, EPMN shall promptly provide the Final Report of
     Section 2.7 to GCOR. In the event of such termination, the provisions of
     Section 10.5.3 of the License Agreement shall apply.

8.5 Effect of Termination by EPMN. In the event of termination by EPMN pursuant to Section 8.2 or 8.3, GCOR shall pay to EPMN all payments for [...***...] actually expended by EPMN as of the effective date of termination. In the event of such termination, the provisions of Section 10.5.1 of the License Agreement shall apply.

8.6 Survival. Expiration or termination of this Agreement shall not terminate any obligation of either Party to the other Party, including any payment obligation, that has accrued prior to the date of expiration or termination. The provisions contained in Sections 2.7, 6.1, 6.2, 8.4, 8.5,
     8.6 and 8.7 and Articles VII and IX of this Agreement shall survive its expiration or earlier termination.

8.7 Remedies. In the event of any breach of any provision of this Agreement, in addition to the termination rights set forth herein, each Party shall have all other rights and remedies at law or equity to enforce this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 Force Majeure. Each of the Parties hereto shall be excused from the performance of its obligations hereunder (other than payment obligations) and shall not be liable for damages to the other in the event that such performance is prevented by circumstances beyond its effective control. Such excuse from performance shall continue for as long as the condition responsible for such excuse continues and for a period of thirty (30) days thereafter, provided that if such excuse continues for a period of one hundred and eighty (180) days, the Party whose performance is not being prevented shall be entitled to terminate this Agreement. For the purpose of this Agreement circumstances beyond the effective control of the Party which excuse said Party from performance shall include, without limitation, acts of God, enactments, regulations or laws of any government, injunctions or judgment of any court, war, civil commotion, destruction of facility or materials by fire, earthquake,


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       9.

     Tsunami, storm or other casualty, plague of epic proportions, famine, labor disturbances and failure of public utilities or common carrier.

9.2 Independent Contractors. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employment or joint venture relationship between the Parties. All activities by the Parties hereunder shall be performed by the Parties as independent parties. Neither Party shall incur any debts or make any commitment for or on behalf of the other Party except to the extent, if at all, specifically provided herein or subsequently agreed upon.

9.3 Assignment. This Agreement shall not be assignable by either Party without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed, except a Party may make such an assignment without the other Party's consent to Affiliates or to a successor to substantially all of the business assets relating to the Licensed Field of such Party, whether by merger, sale of stock, sale or transfer of assets or other transaction; provided, however, that in the event of such transaction, no intellectual property rights of any Affiliate or third party that is an acquiring party shall be included in the technology licensed hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties' successors, legal representatives and assigns.

9.4 Amendments of Agreement. This Agreement may be amended or modified or one or more provisions hereof waived only by a written instrument signed by both Parties.

9.5 Severability. In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement and the Parties to be invalid, illegal or unenforceable, such provisions shall be deleted in such jurisdiction; elsewhere this Agreement shall not be affected.

9.6 Article Headings. The section headings contained in this Agreement are for convenience only and are to be of no force or effect in construing and interpreting this Agreement.

9.7 Notices. Any notice, report, request, approval, payment, consent or other communication required or permitted to be given under this Agreement shall be in writing and shall for all purposes be deemed to be fully given and received, if delivered in person or sent by registered mail, postage prepaid or by facsimile transmission to the respective parties at the following addresses:

                    If to EPMN:    EPIMMUNE INC.
                                   5820 Nancy Ridge Drive
                                   San Diego, CA 92121
                                   Attention:  Chief Executive Officer
                                   Fax No: 858-860-2600



                                      10.

                    If to GCOR:    GENENCOR INTERNATIONAL, INC.
                                   925 Page Mill Road
                                   Palo Alto, CA 94304
                                   Attention:  General Counsel
                                   Fax No: 650-845-6507

     Either party may change its address for the purpose of this Agreement by giving the other Party written notice of its new address.

9.8 Non-Waiver For Failure To Enforce Compliance. The express or implied waiver by either Party of a breach of any provision of this Agreement shall not constitute a continuing waiver of other breaches of the same or other provisions of this Agreement.

9.9 Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of California without regard to conflict of law provisions.

9.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which is an original but all of which, taken together, shall constitute one and the same instrument.

    AS WITNESS the hands of authorized signatories for the Parties on the date first mentioned above.

EPIMMUNE INC.


By:   /s/ Robert J. De Vaere
      ---------------------------------
      Robert J. De Vaere
      Vice President, Finance and
      Chief Financial Officer


GENENCOR INTERNATIONAL, INC.

By:   /s/ Debby Jo Blank
      ---------------------------------
          Debby Jo Blank

Title: CBO
      ---------------------------------





                                      11.

                                   APPENDIX A

                                    WORK PLAN

[...***...]















                                               *CONFIDENTIAL TREATMENT REQUESTED